AS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION  ON  MAY  14,  1999

                                                      REGISTRATION NO. 333-78129

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                                  NETTAXI, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           NEVADA                          7370                 82-0486102
(State or Other Jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
    of Incorporation or            Classification Code         Identification
        Organization)                     Number)                 Number)

                                1696 DELL AVENUE
                           CAMPBELL, CALIFORNIA 95008
                                 (408) 879-9880
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)

                             ROBERT A. ROSITANO, JR.
                                  DEAN ROSITANO
                                  NETTAXI, INC.
                                1696 DELL AVENUE
                           CAMPBELL, CALIFORNIA 95008
                                 (408) 879-9880
            (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Co-Agents for Service)
                              ____________________

                                    COPY TO:
                             JAMES C. CHAPMAN, ESQ.
                             ALAN S. GUTTERMAN, ESQ.
                             ROMIN P. THOMSON, ESQ.
                            SILICON VALLEY LAW GROUP
                     50 WEST SAN FERNANDO STREET, SUITE 950
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 286-6100
                              ____________________

APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE  TO  PUBLIC:  As soon as practicable  after  this  Registration  Statement  becomes  effective.
                              ____________________

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              ____________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  13.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.


     The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee.

SEC Registration fee . . . . . . . . . . . . . . . .  $ 10,502
Accounting Fees and Expenses . . . . . . . . . . . .
Legal fees Fees and Expenses . . . . . . . . . . . .
NASD (National Market System Filing Fee) . . . . . .
Miscellaneous. . . . . . . . . . . . . . . . . . . .
         Total . . . . . . . . . . . . . . . . . . .  $

ITEM  14.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Nevada Private Corporation Law ("NPCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to (x) any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation and (y) any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The NPCL also permits the corporation to purchase and maintain insurance on behalf of the corporation's directors and officers against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

     The Company's Articles of Incorporation include a provision eliminating the personal liability of directors for breach of fiduciary duty except that such provision will not eliminate or limit any liability which may not be so eliminated or limited under applicable law.

     The Company intends to enter into indemnification agreements with its directors and officers substantially in the form attached to this Registration Statement as Exhibit 10.35. These agreements provide, in general, that the Company will indemnify such directors and officers for, and hold them harmless from and against, any and all amounts paid in settlement or incurred by, or assessed against, such directors and officers arising out of or in connection with the service of such directors and officers as a director or officer of the Company or its Affiliates (as defined therein) to the fullest extent permitted by Nevada law.

     The Company maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of the Company.

ITEM  15.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     Set forth in chronological order is information regarding shares of Common Stock issued and options and warrants and other convertible securities granted by the Company during the past three years. Also included is the consideration, if any, received by the Company for such shares and options and information relating to the section of the Securities Act of 1933, as amended (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

     All sales, unless otherwise noted, were made in reliance on Section 4(2) of the Securities Act and/or Regulation D or Rule 701 promulgated under the Securities Act and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to the Company that the shares were being acquired for investment.

     Transactions described in Items (1) through (10) below refer to the securities of Nettaxi Online Communities, Inc., a Delaware corporation which was the predecessor entity of the filer of this Registration Statement, and transactions described in Items (11) through (18) below refer to the securities of Nettaxi, Inc., a Nevada corporation which is the filer of this Registration Statement.

     (1) In October, 1997, the Company issued each of Robert A. Rositano, Jr. and Dean Rositano 1,288,044 shares for $51.00 in cash.

     (2) In October, 1997, the Company entered into the Asset Purchase Agreement with SSN Properties, LLC pursuant to which the Company issued the aggregate amount of 2,475,066 shares of Common Stock to SSN Properties, LLC valued at $0.396 per share. SSN Properties made a pro rata distribution of such shares to its members in April, 1999.

     (3) In November, 1997 the Company issued 88,395 shares of Common Stock to two consultants of the Company in exchange for services performed for the Company.

     (4) In November, 1997, the Company conducted a private offering of its Common Stock. Pursuant to that offering, a total of 506,378 shares of Common Stock were issued in exchange for $200,500.

     (5) In November 1997, the Company conducted a private offering of its Series A Preferred Stock. Pursuant to that offering, a total of 145,400 shares of Series A Preferred Stock were issued for total cash consideration of $109,050. The Series A Preferred Stock was convertible on a one-for-two basis with Common Stock. In September, 1998, the outstanding shares of Series A Preferred Stock were converted into 734,438 shares of Common Stock.

     (6) In February, 1998 the Company issued 66,297 shares of Common Stock to each of Robert A. Rositano, Jr. and Dean Rositano in lieu of foregone salary which was earned between October, 1997 and January, 1998.

     (7) In September, 1998 the Company issued 2,792,763 shares of Common Stock to SSN Properties, LLC pursuant to the Conversion Agreement providing for an exchange of convertible notes payable and accrued interest. SSN Properties made a pro rata distribution of such shares to its members in April, 1999.

     (8) In September, 1998, the Company issued 176,790 shares of Common Stock to SSN Properties, LLC in debt conversion. SSN Properties made a pro rata distribution of such shares to its members in April, 1999.

     (9) In August and September, 1998, the Company issued 118,190 shares of Common Stock to certain employees and consultants in consideration for services rendered to the Company valued at $67,000.

     (10) In September, 1998, the Company issued 2,399,298 shares of Common Stock to certain officers, employees and consultants who exchanged their warrants for shares of Common Stock via the issuance of promissory notes. Warrants to purchase the aggregate amount of 631,394 of the shares of Common Stock were issued in March, 1998 to six employees, two directors and two consultants of the Company. The exercise price for the warrants was $0.0396. Warrants to purchase the aggregate amount of 1,767,904 shares of Common Stock were issued in August, 1998, to Robert A. Rositano, Jr. and Dean Rositano pursuant to their Employment Agreements. The exercise price for the warrants was $0.0396.

     (11) In September 1998, the Company and its stockholders entered into a Reorganization Agreement with Swan Valley Snowmobiles, Inc. ("Swan Valley"). Under the terms of the Reorganization Agreement, the stockholders of the Company received approximately 2.53 shares of Common Stock of Swan Valley (representing approximately 85% of the outstanding shares of Swan Valley immediately after the Reorganization) and the Company became a wholly-owned subsidiary of Swan Valley. Swan Valley changed its name to Nettaxi, Inc. and references to "the Company" hereafter refer to Nettaxi, Inc. the filer of this Registration Statement.

     (12) In September, 1998, pursuant to the terms of the Reorganization Agreement, the Company conducted a private offering of its Common Stock. Pursuant to that offering, a total of 1,250,000 shares of Common Stock were sold for total cash consideration of $1,000,000.

     (13) In September, 1998, the Company, pursuant to its 1998 Stock Option Plan, issued options to purchase 280,000 shares of Common Stock to officers and employees of the Company, with an exercise price of $0.88 and $0.80 per share, respectively.

     (14) In October, 1998, the Company issued 200,000 shares of Common Stock to Baytree Capital Associates pursuant to the terms of a Letter Agreement with Baytree Capital Associates for financial business consulting services.

     (15) From January, 1999 to May, 1999, the Company pursuant to its 1998 Stock Option Plan, issued options to purchase 100,000 shares of Common Stock to certain of its employees, with exercise prices ranging from $7.437 to $18.00 per share.

     (16) In March, 1999 the Company issued an option to purchase an aggregate of 125,000 shares of Common Stock to Wall Street Trading Group pursuant to the Common Stock Purchase Option to Purchase Common Shares of Nettaxi. The exercise price for the Option is $8.00 per share.

     (17) On March 31, 1999, the Company issued convertible debentures in the amount of $5,000,000 and warrants to purchase 150,000 shares of Common Stock of the Company.

     (18) In April, 1999 the Company issued an aggregate amount of 7,000,000 shares of Common Stock to the former shareholders of Plus Net, Inc. pursuant to the Merger Agreement and Plan of Reorganization between the Company and Plus Net.

ITEM  16.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

(A)  EXHIBITS

The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit Number  Description of Exhibit
--------------  ------------------------------------------------------------------------------
**2.1           Agreement and Plan of Reorganization dated September 24, 1998 by and among Nettaxi Online Communities, Inc., the owners of all the outstanding shares of Common Stock of Nettaxi Online Communities, Inc. and the
                Company.

**2.2           Merger Agreement and Plan of Reorganization dated April 1, 1999 by and between Plus Net, Inc. and the Company

**3.1           Articles of Incorporation of the Company

**3.2           Certificate of Amendment to the Articles of Incorporation of the Company

**3.3           By-Laws of the Company

**4.1           Specimen Common Stock Certificate of the Company

**4.2           See Exhibits 3.1, 3.2 and 3.3 for provisions of the Articles of Incorporation and By-Laws of the Company defining the rights of holders of Common
                Stock of the Company.

**4.3           Convertible Debenture dated March 31, 1999 in favor of RGC International
                Investors, LDC

*5.1            Opinion of Silicon Valley Law Group with respect to the legality of securities being registered

**10.1          Asset Purchase and Sale Agreement dated October 1, 1997 by and between
                SSN Properties, LLC and the Company

7

**10.2          Sub Lease dated September 3, 1997 by and between Execustaff and the
                Company

+10.3           Master Software License Bundling and Distribution Agreement dated
                November 13, 1997 between Apple Computer, Inc. and the Company

+10.4           Master Software License, Bundling and Distribution Agreement dated
                March 14, 1997 between Fountain Technologies, Inc. and the Company

**10.5          Stock Option Agreement dated March 20, 1998 by and between Robert A.
                Rositano, Jr. and the Company

**10.6          Stock Option Agreement dated March 20, 1998 by and between Dean
                Rositano and the Company

+10.7           Web Advertising Services Agreement dated June 3, 1998 between Fly Cast
                Communications Corporation and the Company

+10.8           Sales and Representation Contract dated July 7, 1998 between Michael
                Weiner dba Unique Media Services and the Company

**10.9          Employment Agreement dated August 1, 1998 between Dean Rositano and the Company

**10.10         Employment Agreement dated August 1, 1998 between Robert A. Rositano,
                Jr. and the Company

**10.11         Stock Option Agreement dated August 1, 1998 by and between Robert A.
                Rositano, Jr. and the Company

**10.12         Stock Option Agreement dated August 1, 1998 by and between Dean
                Rositano and the Company

+10.13 Merchant Services Agreement dated August 3, 1998 by and between eCharge Corporation and the Company

**10.14         Letter Agreement dated September 3, 1998 between Bay Tree Capital
                Associates, LLC and the Company

+10.15          Conversion Agreement dated September 4, 1998 by and between SSN
                Properties, LLC and the Company

+10.16          Internet Infospace Content (World Wide Web Site) Distribution Agreement
                dated October 8, 1998 by and between InfoSpace.com, Inc., a Delaware corporation and the Company

**10.17         1998 Stock Option Plan of the Company

8

**10.18         Form of Stock Option Agreement for options issued pursuant to 1998 Stock
                Option Plan of the Company

**10.19         Stock Option Agreement under the 1998 Stock Option Plan by and between
                Dean Rositano and the Company

**10.20         Stock Option Agreement under the 1998 Stock Option Plan by and between
                Robert A. Rositano, Jr. and the Company

+10.21          Agreement for Terminal Facility Co-Location Space dated January 18, 1999 between Alchemy Communications, Inc. and the Company

**10.22         Technology Licensing Agreement dated February 3, 1999 by and between
                Go Hip, Inc. and the Company

**10.23         First Amendment to Technology Licensing Agreement dated as of April 1,
                1999 by and between Go Hip, Inc. and the Company

+10.24          Letter Agreement dated January 15, 1999 between Babenet, Ltd. and the
                Company

+10.25          Internet Services Suite Agreement dated February, 1999 between Wired
                Digital, Inc., Lycos, Inc. and the Company

+10.26          License and Distribution Agreement dated March 30, 1999 by and between
                Netopia, Inc. and the Company

+10.27          Website Linking and Promotion Agreement dated March 5 1999 between PI
                Graphix, Inc. and the Company

**10.28         Settlement Agreement dated March 2, 1999 by and among Michael Gardner,
                Bay Tree Capital Associates, LLP, Wall Street Trading Group, Bruce K.
                Dorfman, Robert A. Rositano, Jr., Dean Rositano and the Company

**10.29         Common Stock Purchase Option to Purchase Common Shares of Nettaxi,
                Inc. dated March 4, 1999 between Wall Street Trading Group and the
                Company

**10.30         Securities Purchase Agreement dated March 31, 1999 by and among RGC
                International Investors, LDC and the Company

**10.31         Stock Purchase Warrant dated March 31, 1999 by and among RGC
                International Investors, LDC and the Company

**10.32         Registration Rights Agreement dated March 31, 1999 by and among RGC
                International Investors, LDC and the Company

9

**10.33         Oppenheimer Funds 401K Plan

**10.34         Standard Office Lease-Gross dated March 1999 by and between South Bay
                Construction and Development Co. III & South Bay Construction and
                Development Co. VII and the Company

*10.35          Form of Indemnification Agreement between the Company and each of its
                Directors and Executive Officers

+10.36          Development Agreement dated as of December 16, 1998 between the Big
                Network Inc. and the Company

**21.1          Subsidiaries of the Company

**23.1          Consent of BDO Seidman

*23.2           Consent of Silicon Valley Law Group (included in Exhibit 5.1)

**24.1          Powers of Attorney (included on signature pages to this Registration
                Statement)

27.1            Financial Data Schedule

*     To  be  filed  by  amendment.
**     Previously  filed  with  the  SEC.
+     Confidential  treatment  requested.

(B)  FINANCIAL  STATEMENT  SCHEDULES

     Financial Statements Schedules are omitted because the information is included in the Financial Statements or notes thereto.

ITEM  17.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b)     The  undersigned  registrant  hereby  undertakes  that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities and Exchange of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 14, 1999.

NETTAXI,  INC.


By:  /s/  ROBERT  A.  ROSITANO,  Jr.
------------------------------------
Robert  A.  Rositano,  Jr.
Chief  Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                          DATE


/s/ ROBERT A. ROSITANO, JR   Chief Executive Officer,       May 14, 1999
---------------------------
Robert A. Rositano, Jr.      Secretary and Director
                             (principal executive officer)

        *                    President and Director         May 14, 1999
---------------------------
Dean Rositano.

        *                    Vice President Chief           May 14, 1999
---------------------------
Glenn Goelz                  Financial Officer (principal
accounting officer)

        *                    Director                       May 14, 1999
---------------------------
Roger Thornton

        *                    Director                       May 14, 1999
---------------------------
Andrew Garroni

        *                    Director                       May 14, 1999
---------------------------
Ronald Goldie

* By executing his name hereto on May 14, 1999, Robert A. Rositano, Jr. is signing this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.


By:  /s/  ROBERT  A.  ROSITANO,  Jr.
------------------------------------
Robert  A.  Rositano,  Jr.
(Attorney-in-Fact)

                                         EXHIBIT INDEX

The  following  Exhibits  are  attached  hereto  and  incorporated  herein  by  reference:


Exhibit Number  Description of Exhibit
--------------  ------------------------------------------------------------------------------

**2.1           Agreement and Plan of Reorganization dated September 24, 1998 by and among Nettaxi Online Communities, Inc., the owners of all the outstanding shares of Common Stock of Nettaxi Online Communities, Inc. and the
                Company.

**2.2           Merger Agreement and Plan of Reorganization dated April 1, 1999 by and between Plus Net, Inc. and the Company

**3.1           Articles of Incorporation of the Company

**3.2           Certificate of Amendment to the Articles of Incorporation of the Company

**3.3           By-Laws of the Company

**4.1           Specimen Common Stock Certificate of the Company

**4.2           See Exhibits 3.1, 3.2 and 3.3 for provisions of the Articles of Incorporation and By-Laws of the Company defining the rights of holders of Common
                Stock of the Company.

**4.3           Convertible Debenture dated March 31, 1999 in favor of RGC International
                Investors, LDC

*5.1            Opinion of Silicon Valley Law Group with respect to the legality of securities being registered

**10.1          Asset Purchase and Sale Agreement dated October 1, 1997 by and between
                SSN Properties, LLC and the Company

**10.2          Sub Lease dated September 3, 1997 by and between Execustaff and the
                Company

+10.3           Master Software License Bundling and Distribution Agreement dated
                November 13, 1997 between Apple Computer, Inc. and the Company

+10.4           Master Software License, Bundling and Distribution Agreement dated
                March 14, 1997 between Fountain Technologies, Inc. and the Company

**10.5          Stock Option Agreement dated March 20, 1998 by and between Robert A.
                Rositano, Jr. and the Company

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
**10.6          Stock Option Agreement dated March 20, 1998 by and between Dean
                Rositano and the Company

+10.7           Web Advertising Services Agreement dated June 3, 1998 between Fly Cast
                Communications Corporation and the Company

+10.8           Sales and Representation Contract dated July 7, 1998 between Michael
                Weiner dba Unique Media Services and the Company

**10.9          Employment Agreement dated August 1, 1998 between Dean Rositano and the Company

**10.10         Employment Agreement dated August 1, 1998 between Robert A. Rositano,
                Jr. and the Company

**10.11         Stock Option Agreement dated August 1, 1998 by and between Robert A.
                Rositano, Jr. and the Company

**10.12         Stock Option Agreement dated August 1, 1998 by and between Dean
                Rositano and the Company

+10.13 Merchant Services Agreement dated August 3, 1998 by and between eCharge Corporation and the Company

**10.14         Letter Agreement dated September 3, 1998 between Bay Tree Capital
                Associates, LLC and the Company

+10.15          Conversion Agreement dated September 4, 1998 by and between SSN
                Properties, LLC and the Company

+10.16          Internet Infospace Content (World Wide Web Site) Distribution Agreement
                dated October 8, 1998 by and between InfoSpace.com, Inc., a Delaware corporation and the Company

**10.17         1998 Stock Option Plan of the Company

**10.18         Form of Stock Option Agreement for options issued pursuant to 1998 Stock
                Option Plan of the Company

**10.19         Stock Option Agreement under the 1998 Stock Option Plan by and between
                Dean Rositano and the Company

**10.20         Stock Option Agreement under the 1998 Stock Option Plan by and between
                Robert A. Rositano, Jr. and the Company

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
+10.21          Agreement for Terminal Facility Co-Location Space dated January 18, 1999 between Alchemy Communications, Inc. and the Company

**10.22         Technology Licensing Agreement dated February 3, 1999 by and between
                Go Hip, Inc. and the Company

**10.23         First Amendment to Technology Licensing Agreement dated as of April 1,
                1999 by and between Go Hip, Inc. and the Company

+10.24          Letter Agreement dated January 15, 1999 between Babenet, Ltd. and the
                Company

+10.25          Internet Services Suite Agreement dated February, 1999 between Wired
                Digital, Inc., Lycos, Inc. and the Company

+10.26          License and Distribution Agreement dated March 30, 1999 by and between
                Netopia, Inc. and the Company

+10.27          Website Linking and Promotion Agreement dated March 5 1999 between PI
                Graphix, Inc. and the Company

**10.28         Settlement Agreement dated March 2, 1999 by and among Michael Gardner,
                Bay Tree Capital Associates, LLP, Wall Street Trading Group, Bruce K.
                Dorfman, Robert A. Rositano, Jr., Dean Rositano and the Company

**10.29         Common Stock Purchase Option to Purchase Common Shares of Nettaxi,
                Inc. dated March 4, 1999 between Wall Street Trading Group and the
                Company

**10.30         Securities Purchase Agreement dated March 31, 1999 by and among RGC
                International Investors, LDC and the Company

**10.31         Stock Purchase Warrant dated March 31, 1999 by and among RGC
                International Investors, LDC and the Company

**10.32         Registration Rights Agreement dated March 31, 1999 by and among RGC
                International Investors, LDC and the Company

**10.33         Oppenheimer Funds 401K Plan

**10.34         Standard Office Lease- Gross dated March 1999 by and between South Bay
                Construction and Development Co. III & South Bay Construction and
                Development Co. VII and the Company

*10.35          Form of Indemnification Agreement between the Company and each of its
                Directors and Executive Officers

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
+10.36          Development Agreement dated as of December 16, 1998 between the Big
                Network Inc. and the Company

**21.1          Subsidiaries of the Company

**23.1          Consent of BDO Seidman

*23.2           Consent of Silicon Valley Law Group (included in Exhibit 5.1)

**24.1          Powers of Attorney (included on signature pages to this Registration
                Statement)

27.1            Financial Data Schedule

*     To  be  filed  by  amendment.
**     Previously  filed  with  the  SEC.
+     Confidential  treatment  requested.

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